Exhibit 23.1




     A.   Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42381) of Xenometrix, Inc. of our report dated September 1, 1998 relating to the financial statements as of and for the year ended June 30, 1998, which appears on page F-1 of this Annual Report on Form 10-KSB.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Broomfield, Colorado
September 30, 1999